195 Church Street
New Haven, CT 06510
www.newalliancebank.com
PRESS RELEASE
Contact:
Brian S. Arsenualt
Executive Vice President
NewAlliance Bank
203 789 2733

NewAlliance Earnings Up 7% Over Prior Quarter

New Haven, Connecticut, July 25, 2006 - NewAlliance Bancshares, Inc. (NYSE: NAL), the parent company of NewAlliance Bank, announced today net income of $11.8 million, or 12 cents a share for the second quarter ended June 30, 2006, an increase of 7% over net income of $11.0 million, or 11 cents per share, over the first quarter.

Net income for the second quarter was $674,000 ($1.0 million pre-tax) lower than anticipated as a result of a change in the Federal Home Loan Bank (FHLB) dividend schedule. The Boston FHLB has indicated it expects to pay a half year dividend in the third quarter rather than a quarterly dividend in each of the second and third quarters.

The Company also announced that its Board of Directors today approved a quarterly dividend of 6 cents per share for the quarter ended June 30, 2006, level with the dividend paid for the prior quarter and 9% higher than the dividend paid following the second quarter of 2005. The dividend will be paid August 14, 2006 to shareholders of record on August 4, 2006.

Strengths of the second quarter included strong balance sheet growth as NewAlliance saw increases in every loan category over both the prior quarter and the same quarter a year ago, helping to push the Company’s total assets past $7 billion for the first time. NewAlliance also achieved increases in every deposit category except higher cost time deposits, principally CDs, over the prior quarter. Average balances of overall checking, including NOW accounts, for the second quarter ended June 30, 2006 were 6% higher than for the same quarter a year ago.

“Balance sheet growth has been a point of emphasis at NewAlliance all year and it is paying dividends in strong business momentum,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer. “Continuing to increase core deposits and attract loan customers will be the key to success and profitability over the long run.”

NewAlliance Earnings up 7% Over Prior Quarter

The greatest challenge of the quarter ended June 30, 2006 was continuing pressure on the net interest margin, down to 2.77% from 2.96% from the prior quarter, largely as a result of continuing interest rate increases by the Federal Reserve Bank. The margin also declined by 7 basis points as a result of the delay in the declaration of the FHLB dividend.

Interest and dividend income, driven by the increases in loan balances, increased by 16% over the second quarter of 2005 from $68.6 million to $79.8 million. However, that growth was offset by a 55% increase in interest expense for the same periods, from $24.1 million to $37.2 million, resulting in a nearly $2 million decline in net interest income.

Non-interest income increased by $856,000 over the same quarter a year ago, principally because of increases in deposit service charges and trust fees. Non-interest expense for the three months ended June 30, 2006 increased by nearly $3.0 million from the same quarter a year ago but decreased by approximately $3.4 million from the prior quarter.

The Company repurchased a limited number of shares during the second quarter, just over 300,000, prior to entering negotiations leading to its announcement last week of a definitive agreement to acquire Westbank Corporation (NASDAQ: WBKC), headquartered in West Springfield, Massachusetts, adjacent to current NewAlliance Connecticut markets.

“We have said all along that while we intend to utilize three capital deployment strategies including share repurchases and a competitive dividend, our first choice is to make sound acquisitions such as Westbank,” said Ms Patterson. “We continue to have adequate capital to continue that three-pronged strategy.”

Credit quality remained strong at NewAlliance. The ratio of nonperforming loans to total loans for the second quarter ended June 30, 2006 was level with the first quarter at 0.26%. The ratio of nonperforming assets to total assets for the second quarter was 0.14% as compared to 0.13% for the first quarter.

The Company’s book value per share at June 30, 2006 was $12.11 and tangible book value per share was $7.48. Shareholders equity at June 30, 2006 was essentially even with March 31, 2006 at $1.33 billion.

At June 30, 2006, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $7.11 billion in assets and operated 71 banking offices. By the start of 2007, when the company anticipates completion of the acquisition of Westbank, total assets are expected to exceed $8 billion.

In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

A webcast and conference call to discuss the results will be held on Wednesday, July 26, 2006, at 10:00 a.m. Eastern Standard Time. This call is being webcast by Thomson/CCBN and can be accessed in the Investor Relations area of the Company’s website.
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NewAlliance Earnings up 7% Over Prior Quarter

Individuals can dial in to the call at 1-866-314-5232, passcode 27808674. The international dial-in number is 1-617-213-8052. A replay of the call will be at 1-888-286-8010, passcode 18167819 or the international dial in number is 1-617-801-6888. NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

The webcast is also being distributed over Thomson/CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson/CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions. The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions. The Company’s results reported above reflect the impact of acquisitions completed in the 12 months ending June 30, 2006. Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

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NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	June 30,	March 31,	December 31,
(In thousands)	2006	2006	2005
Assets
Cash and due from banks, noninterest bearing	$126,925	$120,508	$127,290
Short-term investments	64,059	127,425	46,497
Investment securities available for sale	2,188,527	2,291,386	2,363,471
Investment securities held to maturity	333,078	109,066	91,734
Loans held for sale	3,705	795	1,222
Loans
Residential real estate	1,874,160	1,770,447	1,650,527
Commercial real estate	903,192	868,983	768,582
Commercial business	350,403	344,806	314,562
Consumer	580,360	563,832	543,035
Total loans	3,708,115	3,548,068	3,276,706
Less allowance for loan losses	(37,958)	(38,153)	(35,552)
Total loans, net	3,670,157	3,509,915	3,241,154
Premises and equipment, net	51,861	52,266	50,399
Cash surrender value of bank owned life insurance	63,118	62,472	57,325
Goodwill	454,231	454,131	425,001
Identifiable intangible assets	53,936	56,325	52,016
Other assets	102,618	97,586	105,293
Total assets	$7,112,215	$6,881,875	$6,561,402

Liabilities
Deposits
Regular savings	$809,884	$791,710	$781,346
Money market	581,736	566,755	554,079
NOW	386,637	366,421	342,268
Demand	485,519	475,439	486,528
Time	1,690,398	1,725,763	1,633,891
Total deposits	3,954,174	3,926,088	3,798,112
Borrowings
Federal Home Loan Bank advances	1,581,132	1,363,480	1,191,280
Repurchase agreements	160,054	178,305	179,970
Junior subordinated debentures	7,709	7,759	7,809
Other borrowings	1,655	1,686	1,716
Other liabilities	78,597	75,543	71,647
Total liabilities	5,783,321	5,552,861	5,250,534

Stockholders' equity	1,328,894	1,329,014	1,310,868

Total liabilities and stockholders' equity	$7,112,215	$6,881,875	$6,561,402

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2006	2005	2006	2005

Interest and dividend income	$79,844	$68,583	$157,622	$133,237
Interest expense	37,240	24,085	70,398	44,536

Net interest income before provision for loan losses	42,604	44,498	87,224	88,701
Provision for loan losses	-	-	-	-
Net interest income after provision for loan losses	42,604	44,498	87,224	88,701

Non-interest income
Depositor service charges	6,584	5,790	12,543	10,775
Loan and servicing income	481	1,089	1,237	1,908
Trust fees	1,647	710	3,312	1,275
Investment and insurance fees	1,350	1,574	2,960	3,374
Bank owned life insurance	653	606	1,288	1,197
Rent	832	821	1,640	1,586
Net securities gains	4	4	4	12
Net gain on sale of loans	164	76	538	120
Other	318	507	743	817
Total non-interest income	12,033	11,177	24,265	21,064

Non-interest expense
Salaries and employee benefits	20,099	17,160	40,640	32,580
Occupancy	3,456	2,749	6,978	6,133
Furniture and fixtures	1,483	1,697	3,269	3,257
Outside services	4,453	4,614	9,476	9,288
Advertising, public relations, and sponsorships	1,572	1,473	3,133	2,534
Amortization of identifiable intangible assets	2,389	2,664	4,858	5,971
Conversion and merger related charges	326	410	2,481	890
Other	3,200	3,290	6,552	6,915
Total non-interest expense	36,978	34,057	77,387	67,568

Income before income taxes	17,659	21,618	34,102	42,197

Income tax provision	5,850	7,108	11,273	13,992

Net income	$11,809	$14,510	$22,829	$28,205

Earnings per share
Basic	$0.12	$0.14	$0.23	$0.26
Diluted	0.12	0.14	0.23	0.26

Weighted average shares outstanding
Basic	100,102,013	106,933,079	100,161,660	106,902,106
Diluted	100,524,577	106,933,079	100,608,205	106,902,106

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)

	Three Months Ended
	June 30,
(Dollars in thousands, except per share data)	2006	2005
Net interest income	$42,604	$44,498
Net income	11,809	14,510
Shares outstanding (end of period)	109,777,926	114,158,736
Weighted average shares outstanding:
Basic	100,102,013	106,933,079
Diluted	100,524,577	106,933,079
Earnings per share:
Basic	$0.12	$0.14
Diluted	0.12	0.14
Shareholders' equity (end of period)	1,328,894	1,431,922
Book value per share (end of period)	12.11	12.54
Tangible book value per share (end of period)	7.48	8.44

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.77%	3.07%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.21	2.62
Return on average assets	0.69	0.89
Return on average equity	3.56	4.10

At period end:
Tier 1 leverage capital ratio	13.61	16.09
Tangible equity/tangible assets	12.43	15.73

Nonperforming loans	$9,663	$9,392
Total nonperforming assets	9,663	9,392
Nonperforming loans as a % of total loans	0.26%	0.29%
Nonperforming assets as a % of total assets	0.14	0.14

Banking offices	71	64

Financial Information & Ratios Excluding Certain Items
(Non-GAAP Financial Information):

Noninterest income as a percent of
operating revenue (1)	22.00%	20.10%
Merger and conversion costs on a net
of tax basis	$212	$267
Per share - basic	-	-
Per share - diluted	-	-
Noninterest expense (2)	36,652	33,647
Proforma return on average assets (3)	0.70%	0.91%
Proforma return on average tangible assets (3)	0.76	0.98
Proforma return on average equity (3)	3.62	4.17
Proforma return on average tangible equity (3)	5.88	6.24
Efficiency ratio (4)	67.65	61.11
Proforma efficiency ratio (2) (4)	67.06	60.38

(1) Excludes securities & limited partnerships net gains or losses
(2) Excludes merger and conversion costs.
(3) Excludes merger and conversion costs net of related tax benefits
(4) Excludes net securities gains and other real estate owned expenses.

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2006			June 30, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,822,346	$24,188	5.31%	$1,577,179	$20,344	5.16%
Commercial real estate	882,643	14,356	6.51	733,870	11,058	6.03
Commercial business	348,246	6,190	7.11	318,653	5,006	6.28
Consumer	567,070	9,002	6.35	523,279	7,012	5.36
Total Loans	3,620,305	53,736	5.94	3,152,981	43,420	5.51
Short-term investments	76,811	941	4.90	40,537	315	3.11
Investment securities	2,451,351	25,167	4.11	2,608,068	24,848	3.81
Total interest-earning assets	6,148,467	$79,844	5.19%	5,801,586	$68,583	4.73%
Non-interest-earning assets	726,965			699,594
Total assets	$6,875,432			$6,501,180

Interest-bearing liabilities
Deposits
Money market	$570,112	$3,772	2.65%	$768,396	$3,599	1.87%
NOW	361,283	439	0.49	335,598	148	0.18
Savings	799,766	1,864	0.93	895,778	1,066	0.48
Time	1,701,553	15,576	3.66	1,292,440	8,334	2.58
Total interest-bearing deposits	3,432,714	21,651	2.52	3,292,212	13,147	1.60
Repurchase agreements	165,419	1,288	3.11	189,607	1,008	2.13
FHLB advances and other borrowings	1,408,924	14,301	4.06	1,078,127	9,930	3.68
Total interest-bearing-liabilities	5,007,057	37,240	2.98%	4,559,946	24,085	2.11%
Non-interest-bearing demand deposits	471,047			448,120
Other non-interest-bearing liabilities	70,200			75,781
Total liabilities	5,548,304			5,083,847
Equity	1,327,128			1,417,333
Total liabilities and equity	$6,875,432			$6,501,180
Net interest-earning assets	$1,141,410			$1,241,640
Net interest income		$42,604			$44,498
Interest rate spread			2.21%			2.62%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.77%			3.07%
Ratio of total interest-earning assets
to total interest-bearing liabilities			122.80%			127.23%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Six Months Ended
	June 30, 2006			June 30, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,762,800	$46,573	5.28%	$1,571,001	$40,710	5.18%
Commercial real estate	877,738	28,414	6.47	731,310	21,721	5.94
Commercial business	346,249	12,231	7.06	318,710	9,524	5.98
Consumer	558,399	17,491	6.26	518,637	13,543	5.22
Total Loans	3,545,186	104,709	5.91	3,139,658	85,498	5.45
Short-term investments	66,644	1,560	4.68	58,213	738	2.54
Investment securities	2,478,746	51,353	4.14	2,511,459	47,001	3.74
Total interest-earning assets	6,090,576	$157,622	5.18%	5,709,330	$133,237	4.67%
Non-interest-earning assets	730,171			708,086
Total assets	$6,820,747			$6,417,416

Interest-bearing liabilities
Deposits
Money market	$572,063	$6,799	2.38%	$765,550	$6,483	1.69%
NOW	351,908	668	0.38	334,609	303	0.18
Savings	793,052	3,185	0.80	905,935	2,154	0.48
Time	1,700,985	30,005	3.53	1,248,985	14,999	2.40
Total interest-bearing deposits	3,418,008	40,657	2.38	3,255,079	23,939	1.47
Repurchase agreements	171,752	2,549	2.97	192,058	1,759	1.83
FHLB advances and other borrowings	1,357,736	27,192	4.01	1,036,677	18,838	3.63
Total interest-bearing-liabilities	4,947,496	70,398	2.85%	4,483,814	44,536	1.99%
Non-interest-bearing demand deposits	475,477			440,337
Other non-interest-bearing liabilities	68,527			75,741
Total liabilities	5,491,500			4,999,892
Equity	1,329,247			1,417,524
Total liabilities and equity	$6,820,747			$6,417,416
Net interest-earning assets	$1,143,080			$1,225,516
Net interest income		$87,224			$88,701
Interest rate spread			2.33%			2.68%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.86%			3.11%
Ratio of total interest-earning assets
to total interest-bearing liabilities			123.10%			127.33%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2006			March 31, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,822,346	$24,188	5.31%	$1,702,592	$22,385	5.26%
Commercial real estate	882,643	14,356	6.51	872,779	14,057	6.44
Commercial business	348,246	6,190	7.11	344,230	6,041	7.02
Consumer	567,070	9,002	6.35	549,632	8,490	6.18
Total Loans	3,620,305	53,736	5.94	3,469,233	50,973	5.88
Short-term investments	76,811	941	4.90	56,364	619	4.39
Investment securities	2,451,351	25,167	4.11	2,506,445	26,186	4.18
Total interest-earning assets	6,148,467	$79,844	5.19%	6,032,042	$77,778	5.16%
Non-interest-earning assets	726,965			733,466
Total assets	$6,875,432			$6,765,508

Interest-bearing liabilities
Deposits
Money market	$570,112	$3,772	2.65%	$574,035	$3,027	2.11%
NOW	361,283	439	0.49	342,429	229	0.27
Savings	799,766	1,864	0.93	786,263	1,321	0.67
Time	1,701,553	15,576	3.66	1,700,411	14,430	3.39
Total interest-bearing deposits	3,432,714	21,651	2.52	3,403,138	19,007	2.23
Repurchase agreements	165,419	1,288	3.11	178,155	1,262	2.83
FHLB advances and other borrowings	1,408,924	14,301	4.06	1,305,979	12,890	3.95
Total interest-bearing-liabilities	5,007,057	37,240	2.98%	4,887,272	33,159	2.71%
Non-interest-bearing demand deposits	471,047			480,962
Other non-interest-bearing liabilities	70,200			65,864
Total liabilities	5,548,304			5,434,098
Equity	1,327,128			1,331,410
Total liabilities and equity	$6,875,432			$6,765,508
Net interest-earning assets	$1,141,410			$1,144,770
Net interest income		$42,604			$44,619
Interest rate spread			2.21%			2.45%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.77%			2.96%
Ratio of total interest-earning assets
to total interest-bearing liabilities			122.80%			123.42%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	June 30, 2006	March 31, 2006
Nonperforming assets
Residential real estate	$709	$901
Commercial real estate	5,908	4,326
Commercial business	2,951	3,628
Consumer	95	212
Total nonperforming loans	9,663	9,067

Other nonperforming assets, net	-	153

Total nonperforming assets	$9,663	$9,220

Allowance for loan losses	$37,958	$38,153

	Three Months Ended
	June 30, 2006	March 31, 2006
Net loan (recoveries) charge-offs
Residential real estate	$(4)	$(143)
Commercial real estate	104	(13)
Total real estate	100	(156)
Commercial business	33	(266)
Consumer	62	45
Total net charge-offs (recoveries)	$195	$(377)

	At or For The Three Months Ended
	June 30, 2006	March 31, 2006
Ratios
Allowance for loan losses to total loans	1.02%	1.08%
Allowance for loan losses to nonperforming loans	392.82	420.79
Nonperforming loans to total loans	0.26	0.26
Nonperforming assets to total assets	0.14	0.13
Net charge-offs (recoveries) to average loans (annualized)	0.02	(0.04)

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Three Months Ended	Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2006	June 30, 2006
Net income, GAAP	$11,809	$22,829
Add back merger and conversion costs,
net of tax	212	1,613
Proforma net income	$12,021	$24,442

Basic income per share, GAAP	$0.12	$0.23
Effects of merger and conversion costs,
net of tax	-	0.01
Proforma basic earnings per share	$0.12	$0.24

Diluted earnings per share, GAAP	$0.12	$0.23
Effects of merger and conversion costs,
net of tax	-	0.01
Proforma diluted earnings per share	$0.12	$0.24

Return on average assets, GAAP	0.69%	0.67%
Effects of merger and conversion costs,
net of tax	0.01	0.05
Proforma return on average assets	0.70%	0.72%

Return on average equity, GAAP	3.56%	3.43%
Effects of merger and conversion costs,
net of tax	0.06	0.25
Proforma return on average equity	3.62%	3.68%

Efficiency ratio	67.65%	69.27%
Effects of merger and conversion costs	0.59	2.23
Proforma efficiency ratio	67.06%	67.04%